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                                                                      Exhibit 32

                          CERTIFICATION OF CEO AND CFO
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AMERIGROUP Corporation (the "Company") on Form 10-Q for the three-month period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jeffrey L. McWaters, as Chief Executive Officer of the Company, hereby certifies to the best of his knowledge, and E. Paul Dunn, Jr., as Chief Financial Officer (principal financial officer) of the Company, hereby certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


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Jeffrey L. McWaters
Chairman and Chief Executive Officer
Date: November ____, 2005


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E. Paul Dunn, Jr.
Executive Vice President, Chief
Financial Officer and Treasurer
Date: November ____, 2005

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.